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                                                                   Exhibit 23(b)




                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Guarantee Life Insurance Companies Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 (No. 33-xxxxx) of The Guarantee Life Insurance Companies Inc. and subsidiaries (Guarantee Life) of our reports dated February 12, 1996, related to the consolidated balance sheets of Guarantee Life as of December 31, 1995 and 1994 and the related consolidated statements of income, shareholders' equity and cash flows and related schedules for the years ended December 31, 1995, 1994 and 1993, which reports appear in the December 31, 1995 annual report on the Form 10-K of Guarantee Life.

Our report refers to Guarantee Life's adoption of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.

Omaha, Nebraska                        KPMG Peat Marwick LLP
February 26, 1997